Exhibit 10.1

Execution Copy

SPONSOR SUPPORT AGREEMENT

THIS SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of July 22, 2025, is entered into by and among BPGC Acquisition Corp., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Acquiror”), Innovative Rocket Technologies Inc., a Delaware corporation (the “Company”), iRocket Technologies, Inc., a Delaware corporation (“Holdco”), and Ross Holding Company LLC, a Cayman Islands limited liability company (“Sponsor”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Sponsor is currently the record owner of 4,300,000 Acquiror Class A Shares and 4,325,000 Acquiror Class B Shares (such shares, together with the Acquiror Class A Shares to be issued upon conversion of such Acquiror Class B Shares pursuant to the Class B Share Conversion and the Holdco Common Stock to be issued in exchange for the Acquiror Class A Shares held by Sponsor pursuant to the Merger 1, the “Sponsor Shares”) and 5,933,333 Acquiror Private Warrants entitling the Sponsor to purchase one (1) Acquiror Class A Share at a price of $11.50 per Acquiror Class A Share (the “Sponsor Warrants” and, together with the Holdco Common Stock that such Sponsor Warrants convert into at the First Effective Time, the Sponsor Shares, and any other equity securities of Acquiror that the Sponsor holds of record, or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership of after the date hereof, the “Covered Securities”);

WHEREAS, concurrently herewith, Acquiror, the Company, Holdco, iRocket Merger Sub, LLC, a Delaware limited liability Company, and BPGC Merger Sub, Inc., a Delaware corporation, have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”); and

WHEREAS, as a condition and inducement to the willingness of Acquiror, Holdco, and the Company to enter into the Merger Agreement, Acquiror, the Company, Holdco, and the Sponsor are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, the Company, Holdco, and the Sponsor hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 8, Sponsor, in its capacity as an Acquiror Stockholder, irrevocably and unconditionally agrees that at a Special Meeting to be convened for the purpose of obtaining the requisite Majority Acquiror Stockholder Approval in connection with the Transactions or any other meeting of Acquiror Stockholders with respect to the Transactions (whether annual or extraordinary and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), such Sponsor shall:

(a) if and when such meeting is held, appear at such meeting in person or by proxy or otherwise cause the Covered Securities, which are entitled to vote, to be counted as present thereat for the purpose of establishing a quorum;

(b) vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Securities, which are entitled to vote, owned as of the record date for such meeting in favor of the Proposals and any other matters necessary or reasonably requested by Acquiror for consummation of the Transactions, including any actions necessary to effectuate the matters contemplated by the Proposals;

(c) vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of the Covered Securities, which are entitled to vote, owned as of the record date for such meeting against any change in the business, management or board of directors of Acquiror;

(d) vote, or cause to be voted, at such meeting (or execute and deliver a written consent, if applicable, causing to be voted) all of such Covered Securities, which are entitled to vote, owned as of the record date for such meeting against (i) an Acquiror Acquisition Proposal, (ii) any proposal in opposition to approval of any Proposal, (iii) any proposal inconsistent with the Merger Agreement or the Transactions or (iv) any other transaction involving Acquiror that would be reasonably likely to, in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Acquiror of, prevent or nullify any provision of the Merger Agreement or any Ancillary Agreement, the Mergers, or any other Transaction, or change in any manner the voting rights of any class of Acquiror’s share capital; and

(e) in any other circumstances upon which a consent or other approval is required under the Acquiror Organizational Documents or otherwise sought in furtherance of the Transactions, vote, consent or approve (or cause to be voted, consented or approved) all of the Covered Securities owned at such time, which are entitled to vote, in favor thereof.

The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Mergers or any action described above is recommended by the board of directors of Acquiror or any committee thereof or the board of directors of Acquiror or any committee thereof has previously recommended the Mergers or such action but changed its recommendation.

2. Sponsor Earn Out.

(a) Sponsor agrees that, immediately following the Second Effective Time, an aggregate of 1,000,000 shares of Holdco Common Stock registered in the name of Sponsor (such 1,000,000 shares, the “Sponsor Earn-Out Shares”) shall be subject to the vesting and forfeiture provisions set forth in this Section 2. The Sponsor Earn-Out Shares shall have the Legend affixed to them and be held subject to the terms and conditions of this Section 2 but shall, in all other respects be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all Liens.

(b) Legends. During the Earnout Lock-Up Period, each certificate or book entry position statement evidencing Sponsor Earn-Out Shares shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF JULY 22, 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH SPONSOR SUPPORT AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) Procedures Applicable to the Sponsor Earn-Out Shares.

(i)  As soon as practicable, and in any event within two (2) Business Days after the occurrence of the Triggering Event (as defined below), Holdco shall remove, or cause to be removed, the Legend from the books and records of Holdco evidencing the Sponsor Earn-Out Shares with respect to which the Triggering Event has occurred and such shares shall no longer be subject to any of the terms of this Section 2 (any such removal of the Legend and other restrictions, a “Release”).

(ii) Sponsor shall not Transfer any Sponsor Earn-Out Shares until the date on which the relevant vesting triggers have been satisfied as described in Section 2(d) below, provided however, that Sponsor may Transfer Sponsor Earn-Out Shares to any direct or indirect beneficial owner of Sponsor or any Affiliate thereof, provided, further, that any such permitted transferee must enter into a written agreement agreeing to be bound by the provisions of this Agreement.

(d) Release of Sponsor Earn-Out Shares. If, at any time during the Earn Out Period, the 10 Day VWAP is equal to or greater than $12.50 (the “Triggering Event”, and the date when the foregoing is first satisfied, the “Triggering Event Date”), the Sponsor Earn-Out Shares shall be Released and no longer be subject to conditions provided in this Section 2 on the first Business Day after the Triggering Event Date (the period commencing on the Closing Date and ending on the Triggering Event Date, the “Earnout Lock-Up Period”).

(e) If a Holdco Change of Control occurs during the Earn Out Period, then, immediately prior to the consummation of such Holdco Change of Control, (i) the Triggering Event that has not been previously satisfied shall be deemed to be satisfied and (ii) the Sponsor Earn-Out Shares shall be Released and fully vested and no longer subject to the provisions set forth in this Section 2.

(f) If neither the Triggering Event nor a Holdco Change of Control occurs during the Earn Out Period, the Sponsor Earn-Out Shares shall be forfeited and cancelled. Upon the forfeiture and cancellation of the Sponsor Earn-Out Shares pursuant to the foregoing sentence, Sponsor shall surrender to Holdco for cancellation the Sponsor Earn-Out Shares and shall take any other action reasonably requested by Holdco to evidence such forfeiture and cancellation.

(g) The Holdco Common Stock price target set forth in Section 2(d) shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Holdco Common Stock occurring on or after the Closing. For the avoidance of doubt, prior to the expiration of the Earnout Lock-Up Period, Sponsor shall be entitled to vote and receive dividends with respect to its Sponsor Earn-Out Shares.

3. Sponsor Incentive Shares. The Sponsor agrees to use up to 2,625,000 Sponsor Shares (or Holdco Common Stock received in exchange for Sponsor Shares) to incentivize or compensate potential employees, service providers, strategic partners and investors to participate in the PIPE Investment, and others, to work for or with, invest in, or otherwise engage with Acquiror or Holdco (the “Incentive Shares,” and any such shares not used for such purpose, “Unused Incentive Shares”), provided, that the Person(s) to receive any such Incentive Shares, the number of Incentive Shares provided to such Person(s), and the other terms and conditions of the arrangements with such Person(s), must be mutually acceptable to Sponsor and the Company, each acting reasonably and in good faith. If the aggregate gross proceeds received or to be received by Acquiror, Holdco, and the Company in connection with the PIPE Investment is less than $15,000,000, then, immediately prior to the Second Effective Time, unless otherwise agreed by the Company in its sole discretion, the Sponsor shall automatically be deemed to have irrevocably transferred to Holdco, surrendered, and forfeited for no consideration one-half of the Unused Incentive Shares (the “Forfeited Shares”), and such Forfeited Shares shall be deemed to have been canceled and extinguished.

4. Sponsor Warrants. Sponsor hereby agrees that subject to and concurrently with the consummation of the Merger 2 and the filing of the Holdco Charter, the Sponsor will enter into an amendment to that certain Warrant Agreement, dated March 16, 2021 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), in a form to be mutually agreed by the Acquiror, the Company, Holdco, the Sponsor and the Warrant Agent, to provide that the Sponsor Warrants will have the same terms as the Holdco Public Warrants, including, without limitation, to eliminate the right for the Sponsor Warrants to be exercised on a cashless basis, except as set forth in Sections 6.2, 6.4 and 7.4 of the Warrant Agreement, and to eliminate the limitations on redemption of the Sponsor Warrants pursuant to Sections 6.1 and 6.2 of the Warrant Agreement.

5. Waiver of Anti-Dilution Protection. Sponsor hereby irrevocably but conditioned upon the consummation of the Merger 1 and the filing of the Holdco Charter, (i) agrees that pursuant to Section 2.06 of the Merger Agreement, immediately prior to the First Effective Time, each issued and outstanding Acquiror Class B Share shall be converted automatically into one (1) Acquiror Class A Share (the “Sponsor Share Conversion”), and (ii) waives any adjustment to the Sponsor Share Conversion pursuant to the Initial Conversion Ratio (as such term is defined in the Acquiror Organizational Documents) to which it would otherwise be entitled pursuant to Article 17 (Class B Ordinary Share Conversion) of the Acquiror Organizational Documents and any other anti-dilution rights or protections with respect to the Sponsor Share Conversion resulting from the Transactions.

6. Registration Rights Agreement. On the Closing Date, Sponsor shall deliver to Holdco and the Company a duly executed counterpart of the Registration Rights Agreement.

7. No Inconsistent Agreements. Sponsor hereby covenants and agrees that Sponsor shall not, at any time prior to the Termination Date (as defined below), (i) enter into any voting agreement or voting trust with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to Section 1 of this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to Section 1 of this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

8. Termination. This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the termination of the Merger Agreement, in accordance with its terms or (ii) the time this Agreement is terminated upon the mutual written agreement of Acquiror, the Company, Holdco, and the Sponsor (the earliest such date under clause (i) or (ii) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 13 to 27 below shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any willful breach of, or actual fraud in connection with, this Agreement prior to such termination.

9. Representations and Warranties of the Sponsor. Sponsor hereby represents and warrants to the Company, Holdco, and Acquiror as follows:

(a) Sponsor is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Securities, free and clear of Liens other than as created by this Agreement, that certain letter agreement, dated as of March 16, 2021, by and between Acquiror and Sponsor (the “Sponsor Letter Agreement”), the Amended and Restated Limited Liability Company Agreement of Sponsor, the Registration Rights Agreement, and Permitted Liens. As of the date hereof, other than the Covered Securities, Sponsor does not own beneficially or of record any share capital of Acquiror (or any securities, including warrants exercisable, convertible or exchangeable into share capital of Acquiror).

(b) Sponsor (i) except as provided in this Agreement and the Sponsor Letter Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Covered Securities, which are entitled to vote, (ii) has not entered into any voting agreement or voting trust or any other agreement or arrangement, including any proxy, consent or power of attorney, with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Covered Securities, which are entitled to vote, that is inconsistent with Sponsor’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

(c) Sponsor (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sponsor and constitutes a valid and binding agreement of Sponsor enforceable against Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d) Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, if any, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by Sponsor from, or to be given by Sponsor to, or be made by Sponsor with, any Governmental Entity in connection with the execution, delivery and performance by Sponsor of this Agreement, the consummation of the transactions contemplated hereby or the Mergers and the other Transactions.

(e) The execution, delivery and performance of this Agreement by Sponsor do not, and the consummation of the transactions contemplated hereby or the Mergers and the other Transactions will not, constitute or result in (i) a breach or violation of, or a default under, the organizational documents of Sponsor, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of Sponsor pursuant to any Contract binding upon Sponsor or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 9(d), under any Law to which Sponsor is subject, or (iii) any change in the rights or obligations of any party under any Contract legally binding upon Sponsor, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair Sponsor’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other Transactions.

(f) As of the date of this Agreement, there is no action, proceeding or investigation pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor that questions the beneficial or record ownership of the Covered Securities, that would reasonably be expected to question the validity of this Agreement or to prevent or materially impair, enjoin or delay the ability of Sponsor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(g) Sponsor understands and acknowledges that Acquiror, Holdco, and the Company are entering into the Merger Agreement in reliance upon Sponsor’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Sponsor contained herein.

(h) Except as described in the Merger Agreement or the Acquiror Disclosure Schedules, no investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror, Holdco, or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of Sponsor, on behalf of Sponsor.

10. Certain Covenants of the Sponsor. Except in accordance with the terms of this Agreement, Sponsor hereby covenants and agrees as follows:

(a) Sponsor shall not, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Mergers, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Laws or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), enter into any Contract or option with respect to the Transfer of any of the Covered Securities or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Covered Securities; (ii) publicly announce any intention to effect any transaction specified in clause (i) or (iii) take any action that would make any representation or warranty of Sponsor contained herein untrue or incorrect or have the effect of preventing or disabling Sponsor from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of Sponsor (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees to assume all of the obligations of the Sponsor under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 10(a) shall not relieve the Sponsor of its obligations under this Agreement. Any Transfer in violation of this Section 10(a) with respect to the Covered Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor.

(b) Sponsor hereby authorizes Acquiror to maintain a copy of this Agreement at either the executive office or the registered office of Acquiror.

(c) Sponsor shall not commence, join in, facilitate, assist or encourage, and shall take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of the Company, Holdco, Acquiror or any of their respective successors or assigns, challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

11. Further Assurances. From time to time, at Acquiror’s, Holdco’s, or the Company’s request and without further consideration, Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. Sponsor further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Holdco, the Company or any of their respective Affiliates, successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the Transactions.

12. Changes in Share Capital. In the event of a share split, capitalization or distribution, or any change in Acquiror’s or Holdco’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Sponsor Shares” and “Covered Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13. Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by Acquiror, the Company, Holdco, and the Sponsor. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by this Section 13 or Section 14, as applicable.

14. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) on the date sent, if sent by email, to the addresses below; or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to Sponsor, to:

Ross Holding Company, LLC

1 Pelican Lane

Palm Beach, Florida 33480

Attention: Nadim Qureshi and Stephen Toy

Email:

If to Acquiror (or after the Closing 1, Holdco), to:

BPGC Acquisition Corp.

1177 Avenue of the Americas, 5th Floor

New York, NY, 10036

Attention: Nadim Qureshi and Stephen Toy

Email:

with a required copy (which shall not constitute notice) to:

White & Case LLP

111 South Wacker Drive, Suite 5100

Chicago, Illinois 60606

Attention: Gary Silverman; Jeff Gilson; Daniel Nussen

E-mail:    gary.silverman@whitecase.com;

jeff.gilson@whitecase.com

daniel.nussen@whitecase.com

If to the Company (or prior to the Closing 1, Holdco), to:

Innovative Rocket Technologies Inc.

2003 Jericho Turnpike

New Hyde Park, New York 11040

Attn: Asad Malik

E-mail:

with a required copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

1 Vanderbilt Ave

New York, New York 10017

Attn: Alan Annex; Adam Namoury; Jason Simon

E-mail:    alan.annex@gtlaw.com

adam.namoury@gtlaw.com

jason.simon@gtlaw.com

16. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror, Holdco, or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Securities of Sponsor. All rights, ownership and economic benefits of and relating to the Covered Securities of Sponsor shall remain vested in and belong to Sponsor, and neither Acquiror, Holdco, nor the Company shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Sponsor or exercise any power or authority to direct Sponsor in the voting or disposition of any of the Covered Securities, except as otherwise provided herein.

17. Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the parties hereto except as expressly set forth or referenced in this Agreement and the Merger Agreement. In the event of any inconsistency, conflict, or ambiguity as to the rights and obligations of the parties hereto under this Agreement and the Merger Agreement, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity.

18. No Third-Party Beneficiaries. The Sponsor hereby agree that their representations, warranties and covenants set forth herein are solely for the benefit of Acquiror, Holdco, and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Laws that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

19. Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a) This Agreement and the consummation the Transactions, and any action, suit, dispute, controversy or claim arising out of this Agreement and the consummation of the Transactions, or the validity, interpretation, breach or termination of this Agreement and the consummation of the Transactions, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent that the laws of the Cayman islands are mandatorily applicable.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

20. Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that Sponsor may assign this Agreement without prior written consent of the other parties if such assignment is the result of a Permitted Transfer to an Affiliate of Sponsor. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 20 shall be null and void, ab initio.

21. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Acquiror, Holdco, the Company or the Sponsor (or either of them) under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

22. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Sponsor’s obligations to vote its Covered Securities as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Laws or that an award of specific performance is not an appropriate remedy for any reason at Laws or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 22 shall not be required to provide any bond or other security in connection with any such injunction.

23. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under Laws, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under Laws, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under Laws, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

24. Counterparts. This Agreement and any amendment hereto may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any amendment hereto by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any amendment hereto.

25. Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

26. Capacity as Sponsor. Notwithstanding anything herein to the contrary, Sponsor signs this Agreement solely in Sponsor’s capacity as an Acquiror Stockholder, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of Sponsor or any affiliate, employee or designee of Sponsor or any of its affiliates in his or her capacity, if applicable, as an officer or director of Acquiror, Holdco or any other Person. The Sponsor shall not be liable or responsible for any breach, default, or violation of any representation, warranty, covenant or agreement hereunder by any other shareholder or other Person that is entering into a similar agreement and the Sponsor shall solely be required to perform its respective obligations hereunder in its individual capacity.

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IN WITNESS WHEREOF the Parties have hereunto caused this Agreement to be duly executed as of the date first above written.

ACQUIROR:

BPGC ACQUISITION CORP.

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Chief Executive Officer and President

COMPANY:

INNOVATIVE ROCKET TECHNOLOGIES INC.

By:	/s/ Asad Malik
	Name:	Asad Malik
	Title:	Chief Executive Officer

HOLDCO:

IROCKET TECHNOLOGIES, INC.

By:	/s/ Asad Malik
Name: Asad Malik
Title: President

SPONSOR:

ROSS HOLDING COMPANY, LLC

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Manager

[Signature Page to Sponsor Support Agreement]

SCHEDULE A

Defined Terms

“Trading Day” means any day on which Holdco Common Stock are actually traded on the principal securities exchange or securities market on which such Holdco Common Stock are then traded.

“10 Day VWAP” means, for shares of Holdco Common Stock, the dollar volume-weighted average price over the course of any ten consecutive Trading Days for such shares on the principal securities exchange or securities market on which such Holdco Common Stock are then traded during the period beginning at 9:30:01 a.m., New York time on such Trading Days, and ending at 4:00:00 p.m., New York time on such Trading Days, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the volume-weighted average price for such shares over the course of any ten consecutive days on which they are actually traded in the over-the-counter market on the electronic bulletin board for such shares during the period beginning at 9:30:01 a.m., New York time on such days, and ending at 4:00:00 p.m., New York time on such days, as reported by Bloomberg, or, if no volume-weighted average price is reported for such shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such shares as reported by OTC Markets Group Inc. If the 10 Day VWAP cannot be calculated for such shares on such date(s) on any of the foregoing bases, the 10 Day VWAP of such shares on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period. For the avoidance of doubt and for illustrative purposes, the 10 Day VWAP may potentially be equal to or greater than $12.50 even if the dollar volume-weighted average price is less than $12.50 on nine of such ten consecutive Trading Days for such shares on the principal securities exchange or securities market on which such Holdco Common Stock are then traded during the period beginning at 9:30:01 a.m., New York time on such Trading Days, and ending at 4:00:00 p.m., New York time on such Trading Days.

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